                                  SCHEDULE 14A

                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only as permitted by Rule
     14a-6(e)(2))

    [X]  Definitive Proxy Statement

    [ ]  Definitive Additional Materials

    [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         POLO RALPH LAUREN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a (6(i))(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                          [b/w POLO RALPH LAUREN LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

     TO THE OWNERS OF CLASS A COMMON STOCK, CLASS B COMMON STOCK AND CLASS C COMMON STOCK OF POLO RALPH LAUREN CORPORATION:

     The Annual Meeting of Stockholders of Polo Ralph Lauren Corporation, a Delaware corporation (the "Company"), will be held at the St. Regis Hotel, 20th Floor Penthouse, 2 East 55th Street, New York, New York, on AUGUST 17, 2000, AT 9:30 A.M., local time, for the following purposes:

          1. To elect eight Directors to serve until the 2001 Annual Meeting of Stockholders;

          2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company to serve for the fiscal year ending March 31, 2001;

          3. To consider a proposal to amend the 1997 Polo Ralph Lauren Corporation Long-Term Stock Incentive Plan solely to increase the number of shares of Class A Common Stock reserved for issuance thereunder by 10 million shares from 10 million shares to 20 million shares; and

          4. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     Stockholders of record at the close of business on June 22, 2000 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournments or postponements thereof.

                                          By Order of the Board of Directors

                                          /s/ Victor Cohen

                                          Victor Cohen
                                          Executive Vice President, General
                                          Counsel
                                          and Secretary

New York, New York
June 27, 2000

     EACH STOCKHOLDER IS URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY. IN THE EVENT A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                          [b/w POLO RALPH LAUREN LOGO]
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                       FOR ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD AUGUST 17, 2000

     This Proxy Statement is furnished to the stockholders of Polo Ralph Lauren Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors to be voted at the Annual Meeting of Stockholders of the Company to be held at the St. Regis Hotel, 20th Floor Penthouse, 2 East 55th Street, New York, New York, on Thursday, August 17, 2000, at 9:30 a.m., local time, and at any adjournments or postponements thereof.

     All proxies delivered pursuant to this solicitation are revocable at the option of the persons executing them by giving written notice to the Secretary of the Company at any time before such proxies are voted, by delivering a later dated proxy or by voting in person at the Annual Meeting.

     The mailing address of the principal executive offices of the Company is 650 Madison Avenue, New York, New York 10022, Attention: Secretary. The approximate date on which this Proxy Statement and form of proxy are first being sent or given to stockholders is June 27, 2000.

     All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Regarding the election of Directors to serve until the 2000 Annual Meeting of Stockholders, in voting by proxy, stockholders may vote in favor of all nominees or withhold their votes as to specific nominees. With respect to other proposals to be voted upon, stockholders may vote in favor of a proposal, against a proposal or may abstain from voting. Stockholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted FOR the election of all nominees for Director in the applicable class, FOR the proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors, and FOR the proposal to approve the terms of an amendment to the Company's 1997 Long-Term Stock Incentive Plan. The Company's Board of Directors has by resolution fixed the number of directors at eight. ONE OF THE DIRECTORS (THE "CLASS A DIRECTOR") WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST BY THE HOLDERS OF THE SHARES OF CLASS A COMMON STOCK VOTING IN PERSON OR BY PROXY AT THE ANNUAL MEETING; SIX OF THE DIRECTORS (EACH A "CLASS B DIRECTOR") WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST BY THE HOLDERS OF THE SHARES OF CLASS B COMMON STOCK VOTING IN PERSON OR BY PROXY AT THE ANNUAL MEETING; AND ONE OF THE DIRECTORS (THE "CLASS C DIRECTOR") WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST BY THE HOLDERS OF THE SHARES OF CLASS C COMMON STOCK VOTING IN PERSON OR BY PROXY AT THE ANNUAL MEETING. In accordance with the Company's Amended and Restated Bylaws, the appointment of Deloitte & Touche LLP as independent auditors will be ratified by a majority of the votes cast "For" or "Against" the proposal by holders of Class A Common Stock, Class B Common Stock and Class C Common Stock of the Company (collectively, the "Common Stock") voting on the proposal in person or by proxy at the Annual Meeting. In the case of ratification of the appointment of independent auditors, abstentions and broker non-votes, while not included in calculating vote totals, will have the practical effect of reducing the number of votes "For" needed to approve the proposal.

     The presence, in person or by proxy, of the holders of one-third of the shares of Common Stock outstanding on the record date is necessary to have a quorum for the Annual Meeting.

     Only holders of record of shares of Common Stock at the close of business on June 22, 2000 are entitled to notice of and to vote at the Annual Meeting or adjournments or postponements thereof. Each owner of record of Class A Common Stock or Class C Common Stock on the record date is entitled to one vote for each share so held. Each owner of record of Class B Common Stock is entitled to ten votes for each share so held. On June 22, 2000, there were 31,046,947 shares of Class A Common Stock, 43,280,021 shares of Class B Common Stock and 22,720,979 shares of Class C Common Stock of the Company issued and outstanding.

                             ELECTION OF DIRECTORS

                                    (ITEM 1)

BOARD OF DIRECTORS

     The Board of Directors of the Company, in accordance with the Amended and Restated Bylaws of the Company, has by resolution fixed the number of Directors of the Company at eight. The Board of Directors is presently divided into three classes. Pursuant to the Company's Amended and Restated Certificate of Incorporation, one of the directors will be elected by the holders of Class A Common Stock (the "Class A Director"), six of the directors will be elected by the holders of Class B Common Stock (the "Class B Directors"), and one of the directors will be elected by the holders of Class C Common Stock (the "Class C Director"), each to serve for a period of one year.

     The Directors whose terms will expire at the 2000 Annual Meeting of Stockholders are Allen Questrom (the Class A Director), Ralph Lauren, F. Lance Isham, Roger N. Farah, Frank A. Bennack, Jr., Joel L. Fleishman and Terry S. Semel (each a Class B Director) and Richard A. Friedman (the Class C Director). Each of these Directors has been nominated to stand for reelection as Director at the 2000 Annual Meeting to hold office until the 2001 Annual Meeting and until his successor is elected and qualified.

     Should any one or more of these nominees become unable to serve for any reason, or for good cause will not serve, which is not anticipated, the Board of Directors may, unless the Board by resolution provides for a lesser number of Directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote proxies that would otherwise be voted for all named nominees for the election of such substitute nominee or nominees.

     RECOMMENDATION OF THE BOARD OF DIRECTORS:

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR EACH NOMINEE AS A DIRECTOR TO HOLD OFFICE UNTIL THE 2001 ANNUAL MEETING AND UNTIL HIS SUCCESSOR IS ELECTED AND QUALIFIED. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXY A CONTRARY CHOICE.

          CLASS A DIRECTOR NOMINEE FOR ELECTION TO TERM EXPIRING 2001

Allen Questrom......................  Age 60  Mr. Questrom has been a Director of the Company since
                                              September 1997. Mr. Questrom has been the Chairman,
                                              President and Chief Executive Officer of Barney's New
                                              York, Inc. since May 1999 and was the Chairman and Chief
                                              Executive Officer of Federated Department Stores, Inc.
                                              from February 1990 to May 1997. He is a member of the
                                              Board of Directors of Barney's New York, Inc.

          CLASS B DIRECTOR NOMINEES FOR ELECTION TO TERM EXPIRING 2001

Ralph Lauren........................  Age 60  Mr. Lauren has been a Director of the Company since prior to the commencement of the Company's initial
                                              public offering and a member of the Advisory Board or
                                              Board of Directors of the Company's predecessors since
                                              their organization. Mr. Lauren is the Company's Chairman
                                              and Chief Executive Officer. He founded Polo in 1968 and
                                              has provided leadership in the design, marketing and
                                              operational areas since such time.
F. Lance Isham......................  Age 55  Mr. Isham has been Vice Chairman and a Director of the
                                              Company since April 2000. He was President of the
                                              Company from November 1998 to April 2000, prior to which
                                              he served as Group President of the Menswear operations.
                                              Mr. Isham joined Polo in 1982, and has held a variety of
                                              sales positions in the Company including Executive Vice
                                              President of Sales and Merchandising.
Roger N. Farah......................  Age 47  Mr. Farah has been President, Chief Operating Officer and a Director of the Company since April 2000. Mr.
                                              Farah was Chairman of the Board of Venator Group, Inc.
                                              from December 1994 until April 2000 and was Chief
                                              Executive Officer of Venator Group, Inc. from December
                                              1994 until August 1999. Mr. Farah served as President
                                              and Chief Operating Officer of R.H. Macy & Co., Inc.
                                              from July 1994 to October 1994. He also served as
                                              Chairman and Chief Executive Officer of Federated
                                              Merchandising Services, the central buying and product
                                              development arm of Federated Department Stores, Inc.,
                                              from June 1991 to July 1994.

Frank A. Bennack, Jr................  Age 67  Mr. Bennack has been a Director of the Company since
                                              January 1998. Mr. Bennack has been the President and
                                              Chief Executive Officer of The Hearst Corporation since
                                              1979. He is a member of the Board of Directors of The
                                              Hearst Corporation, Hearst-Argyle Television, Inc.,
                                              American Home Products Corporation, The Chase Manhattan
                                              Corporation and The Chase Manhattan Bank.
Joel L. Fleishman...................  Age 66  Mr. Fleishman has been a Director of the Company since
                                              January 1999. Mr. Fleishman has been a Professor of Law
                                              and Public Policy, Terry Sanford Institute of Public
                                              Policy at Duke University since 1971 and the Director of
                                              the Samuel and Ronnie Heyman Center for Ethics, Public
                                              Policy and the Professions at Duke University since
                                              1989. In addition, Mr. Fleishman has been the President
                                              of The Atlantic Philanthropic Service Company, Inc.
                                              since 1993. Mr. Fleishman is a member of the Board of
                                              Directors of Boston Scientific Corporation.
Terry S. Semel......................  Age 57  Mr. Semel has been a Director of the Company since
                                              September 1997. Mr. Semel has been Chairman of Windsor
                                              Media, Inc., Los Angeles, a diversified media company,
                                              since October 1999. He was Chairman of the Board and
                                              Co-Chief Executive Officer of the Warner Bros. Division
                                              of Time Warner Entertainment LP ("Warner Brothers"), Los
                                              Angeles, from March 1994 until October 1999 and of
                                              Warner Music Group, Los Angeles, from November 1995
                                              until October 1999. For more than ten years prior to
                                              that he was President of Warner Brothers or its
                                              predecessor, Warner Bros. Inc. Mr. Semel is a member of
                                              the Board of Directors of Revlon, Inc.

          CLASS C DIRECTOR NOMINEE FOR ELECTION TO TERM EXPIRING 2001

Richard A. Friedman.................  Age 42  Mr. Friedman has been a Director of the Company since prior to the commencement of the Company's initial
                                              public offering and a member of the Advisory Board of
                                              the Company's predecessor since 1994. Mr. Friedman is a
                                              Managing Director of Goldman, Sachs & Co. and head of
                                              the Principal Investment Area. He joined Goldman, Sachs
                                              & Co. in 1981. Mr. Friedman is a member of the Board of
                                              Directors of AMF Bowling, Inc. and Carmike Cinemas, Inc.

            ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD OF DIRECTORS -- BOARD MEETINGS

     The Board of Directors has established three committees -- the Audit Committee, the Compensation Committee and the Executive Committee.

     The Audit Committee members are Terry S. Semel and Allen Questrom. The Committee, among other things, recommends annually to the Board of Directors the appointment of the independent auditors of the Company, discusses and reviews in advance the scope and the fees of the annual audit and reviews the results thereof with the independent auditors, reviews compliance with existing major accounting and financial reporting policies of the Company, reviews the adequacy of the financial organization of the Company, and reviews management's procedures and policies relating to the adequacy of the Company's internal accounting controls and compliance with applicable laws relating to accounting practice. The Audit Committee met three times in fiscal 2000.

     The Compensation Committee members are Frank A. Bennack, Jr., Joel L. Fleishman and Richard A. Friedman. The Compensation Committee, and its non-employee Directors subcommittee composed of Messrs. Bennack and Fleishman, reviews and approves compensation plans and arrangements with respect to the Company's executive officers and administers certain employee benefit plans, including the Company's 1997 Stock Incentive Plan (as defined). The Compensation Committee met three times in fiscal 2000.

     Until Mr. Newman's departure from the Company in December 1999, the Executive Committee was comprised of Ralph Lauren and Michael Newman. Thereafter, Mr. Lauren was the sole member of this committee. The Executive Committee has the authority, between meetings of the full Board of Directors, to approve matters necessary to carry on the business of the Company in the ordinary course.

     In fiscal 2000, the Board of Directors held four meetings. Each Director attended more than 75% of the meetings held by the Board of Directors and the committees on which he served. The Company's Board of Directors and its committees also act from time to time by unanimous written consent in lieu of meetings.

COMPENSATION OF DIRECTORS

     Each non-employee director receives an annual retainer of $25,000 and stock option grants under the Company's 1997 Non-Employee Director Option Plan. See "1997 Non-Employee Director Option Plan." Non-employee directors also receive $1,000 for each board or committee meeting attended. Directors who are also employees of the Company receive no additional compensation for service as a director.

     Compensation Committee Interlocks and Insider Participation. Transactions between the Company and Mr. Lauren or between the Company and certain investment funds affiliated with The Goldman Sachs Group, Inc., successor to The Goldman Sachs Group, L.P. (collectively, the "GS Group"), will be approved by the Board of Directors or a committee of directors not affiliated with Mr. Lauren or the GS Group, as applicable.

     During fiscal 2000, the Company engaged Goldman Sachs International, an affiliate of the GS Group, to act as one of its underwriters in connection with the issuance by the Company of euro 275 million 6.125 per cent Notes due 2006. Goldman Sachs International was paid a fee of approximately $1.28 million by the Company for its services as underwriter. The Board of Directors, acting without the participation of Mr. Friedman, a Managing Director of Goldman Sachs & Co., approved the appointment of Goldman Sachs International as underwriter.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of June 22, 2000, by (i) each stockholder who is known by the Company to beneficially own in excess of five percent of any class of the Company's voting securities, (ii) each director,
(iii) each of the executive officers whose names appear in the summary compensation table (the "Named Executive Officers") and (iv) all directors and executive officers as a group. Except as otherwise indicated, each stockholder listed below has sole voting and investment power with respect to shares beneficially owned by such person. As described in the notes to the table, voting power with respect to certain shares of Class A Common Stock is shared by the named individuals. Consequently, such shares are shown as beneficially owned by more than one person.

                                                                                                                     VOTING
                                                                                                                    POWER OF
                                             CLASS A                     CLASS B                  CLASS C            TOTAL
                                         COMMON STOCK(1)              COMMON STOCK              COMMON STOCK         COMMON
                                   ---------------------------   -----------------------   ----------------------    STOCK
                                       NUMBER            %         NUMBER          %         NUMBER         %          %
                                       ------            -         ------          -         ------         -       --------
Ralph Lauren.....................       750,000(2)       2.4     43,280,021(3)   100.0             --       --        89.1
R.L. Holding, L.P.(4)............            --           --     13,383,482       30.9             --       --        27.5
The Goldman Sachs Group,
  Inc.(5)........................            --           --             --         --     22,720,979      100         4.7
Michael J. Newman(6).............       554,732          1.8             --         --             --       --           *
F. Lance Isham(7)................       269,409            *             --         --             --       --           *
Hamilton South(8)................            --            *             --         --             --       --           *
Victor Cohen(9)..................        42,950            *             --         --             --       --           *
Nancy A. Platoni Poli(10)........        42,500            *             --         --             --       --           *
Richard A. Friedman(11)..........            --            *             --         --             --       --           *
Frank A. Bennack, Jr.(12)........        11,000            *             --         --             --       --           *
Joel L. Fleishman(12)............         5,750            *             --         --             --       --           *
Allen Questrom(12)...............        17,000            *             --         --             --       --           *
Terry S. Semel(12)...............        19,500            *             --         --             --       --           *
Baron Capital Group, Inc.(13)....    10,308,000         32.9             --         --             --       --         2.1
FMR Corp.(14)....................     3,402,300         11.0             --         --             --       --           *
All directors and executive
  officers as a Group (11
  persons)(2)(3)
  (6)(7)(9)(10)(12)(15)..........     1,712,842          5.5     43,280,021        100             --       --        89.3

---------------
  *  Less than 1.0%

 (1) Each share of Class B Common Stock and Class C Common Stock is convertible at the option of the holder into one share of Class A Common Stock. Each share of Class B Common Stock is automatically converted into a share of Class A Common Stock upon transfer to a person who is not a Lauren Family Member (as hereinafter defined). Each share of Class C Common Stock is automatically converted into a share of Class A Common Stock upon transfer to a person who is not a member of the GS Group or, until April 15, 2002, any successor thereof. The number of shares of Class A Common Stock and percentages contained under this heading do not account for such conversion rights.

 (2) Includes vested options representing the right to acquire 750,000 shares of Class A Common Stock. Does not include 500,000 unvested options. The address of Mr. Lauren is 650 Madison Avenue, New York, New York, 10022.

 (3) Includes 1,557,503 shares of Class B Common Stock owned by RL Family, L.P., a partnership of which Mr. Lauren is the sole general partner and 13,383,482 shares of Class B Common Stock owned by RL Holding, L.P., a partnership controlled by RL Holding Group, Inc, a corporation wholly owned by Mr. Lauren.

 (4) RL Holding, L.P. is a partnership controlled by RL Holding Group, Inc., a corporation wholly owned by Mr. Lauren.

 (5) According to the Schedule 13D filed on April 23, 1998 and additional information subsequently obtained by the Company: (i) GS Capital Partners, L.P. ("GS Capital Partners") may be deemed to own beneficially and directly, and its general partner, GS Advisors, L.P., may be deemed to own beneficially and indirectly, 21,458,715 shares of Class A Common Stock (including shares issuable upon the conversion of Class C Common Stock); (ii) Stone Street Fund 1994, L.P. ("Stone Street Fund") may be deemed to own beneficially and directly 616,607 shares of Class A Common Stock (including shares issuable upon the conversion of Class C Common Stock); (iii) Bridge Street Fund 1994, L.P. ("Bridge Street Fund") may be deemed to own beneficially and directly 645,657 shares of Class A Common Stock (including shares issuable upon the conversion of Class C Common Stock); (iv) Stone Street 1994, L.L.C., as the general partner of Stone Street Fund and the managing general partner of Bridge Street Fund, may be deemed to own beneficially and indirectly the 1,262,264 shares of Class A Common Stock (including shares issuable upon the conversion of Class C Common Stock) beneficially owned by Stone Street Fund and Bridge Street Fund; and (v) Goldman Sachs & Co. and The Goldman Sachs Group, Inc. ("GS Inc.") may be deemed to own beneficially and indirectly the 22,720,979 shares of Class A Common Stock (including shares issuable upon the conversion of Class C Common Stock) beneficially owned by GS Capital Partners, Stone Street Fund and Bridge Street Fund because affiliates of Goldman Sachs & Co. and GS Inc. are the general partner or managing general partner of GS Capital Partners, Stone Street Fund and Bridge Street Fund. In addition, each of Goldman Sachs & Co., GS Inc., GS Capital Partners, Stone Street Fund, Bridge Street Fund, Stone Street 1994, L.L.C. and GS Advisors, L.P may be deemed to own beneficially 1,900 shares of Class A Common Stock. However, except for Goldman Sachs & Co. and GS Inc., each such person disclaims beneficial ownership of such 1,900 shares. Each of the persons shares voting and dispositive power with respect to its shares. The address of each of the persons is 85 Broad Street, New York, New York 10004.

 (6) Includes vested options representing the right to acquire 500,000 shares of Class A Common Stock. Does not include 150,000 unvested options. Also includes 51,282 restricted shares.

 (7) Includes vested options representing the right to acquire 161,333 shares of Class A Common Stock. Does not include 280,667 unvested options. Includes 104,575 restricted shares which vest ratably over three years on the third, fourth and fifth anniversaries of November 10, 1998, the effective date of Mr. Isham's Amended and Restated Employment Agreement.

 (8) Mr. South resigned as an executive officer of the Company effective April 1, 2000.

 (9) Includes vested options representing the right to acquire 41,000 shares of Class A Common Stock. Does not include 54,000 unvested options.

(10) Includes vested options representing the right to acquire 41,000 shares of Class A Common Stock. Does not include 54,000 unvested options.

(11) Mr. Friedman, who is a Managing Director of Goldman Sachs & Co., may be deemed to own beneficially and indirectly the shares owned beneficially by Goldman Sachs & Co. and GS Inc. Mr. Friedman disclaims beneficial ownership of those shares, except to the extent of his pecuniary interest in those shares.

(12) Includes vested options granted to each of Messrs. Bennack, Fleishman, Questrom and Semel under the 1997 Non-Employee Director Option Plan representing the right to acquire 9,000, 3,750, 12,000 and 12,000 shares of Class A Common Stock, respectively. Does not include unvested options granted to Messrs. Bennack, Fleishman, Questrom and Semel under the 1997 Non-Employee Director Option Plan representing the right to acquire 4,500, 6,750, 4,500 and 4,500 shares of Class A Common Stock, respectively. See "Executive Compensation -- 1997 Non-Employee Director Option Plan" below.

(13) According to a Schedule 13D filed on February 4, 2000: (i) BAMCO, Inc. ("BAMCO") beneficially owns 8,770,000 shares of Class A Common Stock; (ii) Baron Asset Fund ("BAF"), an investment advisory client of BAMCO, beneficially owns 8,725,000 shares of Class A Common Stock; (iii) Baron Capital Management, Inc. ("BCM") beneficially owns 1,538,800 shares of Class A Common Stock; (iv) Baron Capital Group, Inc. ("BCG"), the parent holding company of BAMCO and BCM, beneficially owns 10,308,800 shares of Class A Common Stock; and (v) Ronald Baron, who holds a controlling interest in BCG, beneficially owns 10,308,800 shares of Class A Common Stock. BCG and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than BCG and Ronald Baron. BAMCO and BCM disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than BAMCO, BCM and their affiliates. Each of the persons shares voting and dispositive powers with respect to its or his shares. The address of each of the persons is 767 Fifth Avenue, 49th Floor, New York, New York 10153.

(14) According to a Schedule 13G filed on February 14, 2000: (i) each of FMR Corp. and Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., may be deemed to own beneficially 3,402,300 shares of Class A Common Stock, as a result of Fidelity acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the "Fidelity Funds"), and as a result of Fidelity International Limited (which has a historical relationship with FMR Corp. and Fidelity) acting as investment advisor to various non-U.S. investment companies (the "International Funds"); (ii) each of Edward C. Johnson 3d, Chairman of FMR Corp., and Abigail P. Johnson, a Director of FMR Corp., may be deemed to beneficially own 3,402,300 shares of Class A Common Stock as a result of their voting control over FMR Corp.; and (iii) Fidelity Magellan Fund, one of the Fidelity Funds, owns beneficially 2,333,700 shares of Class A Common Stock. Each of Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Fidelity Funds, has sole power to dispose of the 3,135,000 shares of Class A Common Stock owned by the Fidelity Funds. Each of Edward C. Johnson 3d and FMR Corp., through its control of an investment advisory company, Fidelity Management Trust Company, has the sole power to dispose of 119,600 shares of Class A Common Stock owned by institutional accounts managed by Fidelity Management Trust Company. Neither Edward C. Johnson 3d nor FMR Corp, have the sole power to dispose of the 147,700 shares of Class A Common Stock owned by the International Funds. Neither FMR Corp. nor Edward C. Johnson has the sole power to vote or direct the voting of the shares of Class A Common Stock owned directly by the Fidelity Funds, the institutional accounts managed by Fidelity Management Trust Company and the International Funds. The address of each of the persons is 82 Devonshire Street, Boston, Massachusetts 02109.

(15) Includes vested options granted to all directors and executive officers as a group under the 1997 Stock Incentive Plan representing the right to acquire 1,530,085 shares of Class A Common Stock. Does not include unvested options granted to all directors and executive officers as a group under the 1997 Stock Incentive Plan and the 1997 Non-Employee Director Option Plan representing the right to acquire 1,058,915 shares of Class A Common Stock.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Copies of all such Section 16(a) reports are required to be furnished to the Company. These filing requirements also apply to beneficial owners of more than ten percent of the Company's Common Stock. To the Company's knowledge, based solely on review of the copies of Section 16(a) reports furnished to the Company during the fiscal year ended April 1, 2000, or written representations from certain reporting persons that no Forms 5 were required for those persons, all transactions were reported on a timely basis.

                             EXECUTIVE COMPENSATION

     The following table sets forth a summary of all compensation awarded or paid to or earned by the chief executive officer and the four other most highly-compensated executive officers of the Company (the "Named Executive Officers") in the last fiscal year for services rendered in all capacities to the Company (including its subsidiaries) for the fiscal years ended April 1, 2000, April 3, 1999 and March 28, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                                            ALL OTHER
                                                   ANNUAL COMPENSATION(1)        LONG TERM COMPENSATION    COMPENSATION
                                                ----------------------------    ------------------------   ------------
                                                                                         AWARDS
                                                                                         ------
                                                                                RESTRICTED    SECURITIES
                                                                                  STOCK       UNDERLYING
                                                        SALARY       BONUS        AWARDS       OPTIONS
         NAME AND PRINCIPAL POSITION            YEAR      ($)         ($)          ($)           (#)           ($)
         ---------------------------            ----    ------       -----      ----------    ----------       ---
Ralph Lauren..................................  2000   1,000,000           0            0      250,000      3,061,048(2)
  Chairman of the Board and Chief Executive     1999   1,000,000   2,517,000            0      250,000      3,348,397(2)
  Officer                                       1998   1,000,000   4,365,000            0      500,000      3,340,371(2)
Michael J. Newman.............................  2000     692,308           0            0      150,000      1,923,613(3)
  Vice Chairman and Chief Operating Officer     1999     900,000   1,354,300            0      150,000        488,450(3)
  (Former)                                      1998     879,616   1,819,522    1,333,333(8)   350,000        673,719(3)
F. Lance Isham................................  2000     900,000           0            0      100,000        506,122(4)
  Vice Chairman                                 1999     776,923     233,077    2,000,000(9)    42,000        443,640(4)
                                                1998     700,000     673,750            0      100,000        653,226(4)
Hamilton South................................  2000     500,000     330,000            0      117,000         62,805(5)
  Group President and Chief Marking Officer     1999     438,462           0            0       37,000         47,978(5)
                                                1998     375,000     216,225            0       29,000         51,032(5)
Victor Cohen..................................  2000     380,000     150,480            0       12,000         67,790(6)
  Executive Vice President, General Counsel
    and                                         1999     380,000           0            0       12,000         58,642(6)
  Secretary                                     1998     380,000     207,480            0       29,000         70,721(6)
Nancy A. Platoni Poli.........................  2000     350,000     127,050            0       12,000         58,066(7)
  Senior Vice President and Chief Financial     1999     350,000           0            0       12,000         55,041(7)
  Officer                                       1998     300,000     153,000            0       29,000         55,483(7)

---------------
(1) Other annual compensation did not exceed $50,000 or 10% of the total salary and bonus for any of the Named Executive Officers.

(2) The amounts reported under "All Other Compensation" in fiscal 2000, fiscal 1999 and fiscal 1998 for Mr. Lauren include the value of Company-paid premiums on split-dollar life insurance policies on the lives of the executive and his spouse in the amount of $3,043,229, $3,327,045 and $3,321,235, respectively. The Company will recover all premiums paid by it at the time death benefits are paid thereon, and may recover such amounts earlier under certain circumstances. See "Certain Relationships and Related Transactions." The amounts reported in fiscal 2000, fiscal 1999 and fiscal 1998 also reflect: (i) supplementary medical benefits in the amounts of $13,819, $14,952 and $11,936, respectively; and (ii) benefits paid under the Company's 401K Plan (as defined) in the amounts of $4,000, $6,400 and $7,200, respectively.

(3) The amounts reported under "All Other Compensation" in fiscal 2000, fiscal 1999 and fiscal 1998 for Mr. Newman reflect: (i) a pro rata incentive bonus and salary continuation commencing January 1, 2000 in the amount of $1,641,993 pursuant to Mr. Newman's employment agreement, in connection with his separation from the Company; (ii) the value of Company-paid premiums on split dollar life insurance policies on behalf of the executive officer in the amounts of $3,092, $2,866 and $5,772, respectively; (iii) supplementary medical benefits in the amounts of $3,238, $1,276 and $5,951, respectively,;
    (iv) contributions to the Company's Supplemental Executive Retirement Plan in the amounts of $79,488, $178,626 and $185,983, respectively; (v) contributions to the Company's Executive Deferred Compensation Trusts (as defined) in the amounts or $191,002, $294,482 and $464,063, respectively; and (vi) benefits paid under the Company's 401K Plan in the amounts of $4,800, $11,200 and $11,950, respectively. Pursuant to the provisions of his employment agreement, in connection with his separation from the Company, Mr. Newman is entitled to continue to receive from the Company bi-weekly payments of $75,305 until December 27, 2002.

(4) The amounts reported under "All Other Compensation" in fiscal 2000, fiscal 1999 and fiscal 1998 for Mr. Isham reflect: (i) the value of Company-paid premiums on split-dollar life insurance policies on behalf of the executive officer in the amounts of $3,088, $7,784 and $11,252, respectively; (ii) supplementary medical benefits in the amounts of $2,974, $3,737 and $4,786, respectively; (iii) contributions to the Company's Supplemental Executive Retirement Plan in the amounts of $97,587, $94,889 and $105,011, respectively; (iv) contributions to the Company's Executive Deferred Compensation Trusts in the amounts of $393,673, $326,030 and $520,227, respectively; and (v) benefits paid under the Company's 401K Plan in the amounts of $8,800, $11,200 and $11,950, respectively.

(5) The amounts reported under "All Other Compensation" in fiscal 2000, fiscal 1999 and fiscal 1998 for Mr. South reflect: (i) the value of Company-paid premiums on split-dollar life insurance policies on behalf of the executive officer in the amounts of $7,116, $7,112 and $6,899, respectively; (ii) supplementary medical benefits in the amounts of $1,718, $3,056 and $695, respectively; (iii) contributions to the Company's Supplemental Executive Retirement Plan in the amounts of $45,171, $26,610 and $31,488, respectively; and (v) benefits paid under the Company's 401K Plan in the amounts of $8,800, $11,200 and $11,950, respectively.

(6) The amounts reported under "All Other Compensation" in fiscal 2000, fiscal 1999 and fiscal 1998 for Mr. Cohen reflect: (i) the value of Company-paid premiums on split-dollar life insurance policies on behalf of the executive officer in the amounts of $1,844, $1,672 and $3,942, respectively; (ii) supplementary medical benefits in the amounts of $2,971, $1,379 and $3,830, respectively; (iii) contributions to the Company's Supplemental Executive Retirement Plan in the amounts of $54,175, $44,391 and $50,999, respectively; and (iv) benefits paid under the Company's 401K Plan in the amounts of $8,800, $11,200 and $11,950, respectively.

(7) The amounts reports under "All Other Compensation" in fiscal 2000, fiscal 1999 and fiscal 1998 for Ms. Platoni Poli reflect: (i) the value of Company-paid premiums on split-dollar life insurance policies on behalf of the executive officer in the amounts of $7,246, $7,102 and $6,310, respectively; (ii) supplementary medical benefits in the amounts of $1,469, $4,490 and $2,489, respectively; (iii) contributions to the Company's Supplemental Executive Retirement Plan in the amounts of $40,551, $32,249 and $34,734, respectively; and (iv) benefits paid under the Company's 401K Plan in the amounts of $8,800, $11,200 and $11,950, respectively.

(8) Upon commencement of the initial public offering, Mr. Newman was granted 76,923 restricted shares of Class A Common Stock with a fair market value of $2,000,000, or $26.00 per share, based upon the initial public offering price. The restricted shares vested immediately with respect to one-third of the shares, and ratably with respect to the remaining shares on each of the second and third anniversaries of the commencement of the initial public offering. At April 1, 2000, the aggregate number of unvested restricted shares held by Mr. Newman was 25,641 and the aggregate value thereof (based upon the closing price of the Company's Class A Common Stock as of March 31,
    2000) was $479,166.

(9) On November 10, 1998, Mr. Isham was granted 104,575 restricted shares of Class A Common Stock with a fair market value of $2,000,000, or $19.125 per share, based upon the mean between the high and the low sales price per share on that date. The restricted shares vest ratably on each of the third, fourth and fifth anniversaries of the grant date, subject to Mr. Isham's continued employment with the Company. At April 1, 2000, the aggregate number of unvested restricted shares held by Mr. Isham was 104,575 and the aggregate value thereof (based upon the closing price of the Company's Class A Common Stock as of March 31, 2000) was $1,954,245.

                          OPTION GRANTS IN FISCAL 2000

                                                           INDIVIDUAL GRANTS
                                  --------------------------------------------------------------------
                                   NUMBER OF     PERCENT OF
                                  SECURITIES    TOTAL OPTIONS
                                  UNDERLYING     GRANTED TO     EXERCISE                   GRANT DATE
                                    OPTIONS     EMPLOYEES IN      PRICE      EXPIRATION      PRESENT
                                  GRANTED#(1)    FISCAL 2000    ($/SHARE)       DATE       VALUE($)(2)
                                  -----------   -------------   ---------   -------------  -----------
Ralph Lauren....................    250,000         9.07%        $19.125    June 11, 2009  $3,082,500
Michael J. Newman...............    150,000         5.44%        $19.125    June 11, 2009  $1,849,500
F. Lance Isham..................    100,000         3.63%        $19.125    June 11, 2009  $1,233,000
Victor Cohen....................     12,000         0.44%        $19.125    June 11, 2009  $  147,960
Hamilton South..................     75,000         2.72%        $19.125    June 11, 2009  $  924,750
                                     42,000         1.52%        $19.125    June 11, 2009  $  517,860
Nancy A. Platoni Poli...........     12,000         0.44%        $19.125    June 11, 2009  $  147,960

---------------
(1) The options granted in fiscal 2000 to the Named Executive Officers have a term of 10 years and were granted pursuant to the Company's 1997 Stock Incentive Plan. The options vest pro rata over a three-year period from the date of grant for all executives.

(2) As permitted by the Securities and Exchange Commission rules, the Company elected to calculate the Grant Date Present Value of the options set forth in this table using the Black-Scholes option-pricing model. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option models require a prediction about the future movement of stock price. The following assumptions were made for purposes of calculating the Grant Date Present Values: expected time of exercise of six years, volatility of 65.0%, risk-free interest rate of 5.81% and no future dividends. The real value of the options in this table depends upon the actual performance of the Company's stock during the applicable period and upon when options are exercised. The dollar amounts in this column are not intended to forecast potential future appreciation, if any, of the Company's Common Stock.

           AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND FISCAL 2000
                           YEAR-END OPTION VALUES(1)

                                                NUMBER OF SECURITIES          VALUES OF UNEXERCISED
                                               UNDERLYING UNEXERCISED             IN-THE-MONEY
                                              OPTIONS ON APRIL 1, 2000     OPTIONS ON APRIL 1, 2000(2)
                                             ---------------------------   ---------------------------
                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                             -----------   -------------   -----------   -------------
Ralph Lauren...............................    583,333        416,667          $0                $0
Michael J. Newman..........................    283,333        366,667          $0                $0
F. Lance Isham.............................     80,666        161,334          $0                $0
Hamilton South.............................     31,666        151,334          $0           $39,063
Victor Cohen...............................     23,333         29,667          $0                $0
Nancy A. Platoni Poli......................     23,333         29,667          $0                $0

---------------
(1) No options were exercised in fiscal 2000.

(2) Calculated using the closing price of $18.6875 per share on March 31, 2000, the last trading day in fiscal 2000, minus the option exercise price.

EXECUTIVE COMPENSATION AGREEMENTS

     Ralph Lauren's Employment Agreement. Mr. Lauren's current employment agreement (the "Lauren Agreement") provides for his employment as Chairman of the Board of Directors and Chief Executive Officer of the Company through June 17, 2002, subject to automatic, successive one-year extensions thereafter unless either party gives the other notice that the term will not be extended.

     Mr. Lauren is entitled to an annual base salary of $1,000,000 and annual bonus opportunity within a range of $0 to $8,000,000. With respect to at least each of the first three fiscal years occurring after the commencement of the Company's initial public offering, Mr. Lauren is to receive options to purchase 250,000 shares of Class A Common Stock (the "Annual Lauren Options"). The Annual Lauren Options vest and become exercisable ratably over three years on each of the first three anniversaries of the date of grant. Mr. Lauren is eligible to participate in all employee benefit plans and arrangements of the Company for its senior executive officers. In addition, the Company is obligated, until fully funded in accordance with applicable insurance projections, to continue to maintain in accordance with prior practice, and make premium contributions with respect to, certain split-dollar and other life insurance arrangements between the Company and Mr. Lauren, his family and/or life insurance trusts for the benefit of any of them, that have previously been maintained or contributed to by the Company. See "Executive Compensation -- Summary Compensation Table."

     The Company may terminate Mr. Lauren's employment in the event of his death or disability, in which event Mr. Lauren or his estate will be entitled to a lump sum cash payment equal to the sum of: (i) his base salary through the date on which his death or termination due to disability occurred; (ii) any accrued and unpaid compensation for any prior fiscal year; and (iii) a pro-rata portion of the annual bonus he would otherwise have received for the fiscal year in which his death or termination due to disability occurred. In addition, any unvested options will vest immediately.

     If Mr. Lauren resigns with good reason, or if the Company terminates Mr. Lauren's employment without cause, or if the Company elects not to extend the term, Mr. Lauren is entitled to receive an immediate lump sum cash payment equal to the sum of: (i) his base salary otherwise payable through the later of (a) June 11, 2002, or (b) three years from the date of termination (the "Lauren Severance Period"); (ii) any accrued but unpaid compensation for any prior fiscal year; and (iii) bonus compensation for each full or partial fiscal year that occurs during the Lauren Severance Period equal to the average annual bonus paid to Mr. Lauren in each of the immediately preceding two fiscal years. In addition, any unvested options will continue to vest on schedule, provided that Mr. Lauren complies with certain non-competition and other restrictive covenants. During the Lauren Severance Period the Company will (i) continue to provide Mr. Lauren with office facilities and secretarial assistance; and (ii) continue to provide Mr. Lauren with welfare and medical plan coverage and certain other fringe benefits.

     If Mr. Lauren resigns without good reason or if the Company terminates Mr. Lauren's employment for cause or if Mr. Lauren elects not to renew the term, then Mr. Lauren is entitled to an immediate lump sum cash payment equal to the sum of: (i) his base salary through the date of termination; and (ii) any accrued but unpaid compensation for any prior fiscal year. Mr. Lauren will also receive the pro-rata portion of his annual bonus for the fiscal year in which termination occurred to be paid when bonuses are normally paid. In addition, any unvested options will be forfeited.

     Mr. Lauren cannot compete with the Company during the term of his employment. In addition, if Mr. Lauren resigns his employment without good reason, then Mr. Lauren cannot compete with the Company in violation of the Lauren Agreement until the later of: (i) the expiration of the term, or (ii) two years from the date of termination of employment. If Mr. Lauren resigns with good reason or if the Company terminates Mr. Lauren's employment without cause, then Mr. Lauren cannot compete with the Company for two years from the date of termination of employment. If Mr. Lauren's employment is terminated for cause, the Company may elect to prohibit Mr. Lauren from competing with the Company for up to two years in consideration for the payment of an amount equal to his base salary and bonus (equal to the average annual incentive bonus over the preceding two years) for each year that Mr. Lauren is prohibited from competing with the Company.

     F. Lance Isham's Employment Agreement. Mr. Isham, Vice Chairman, has an employment agreement with the Company (the "Isham Agreement") that provides for his employment through November 10, 2003, subject to automatic, successive one year extensions thereafter unless either party gives the other prior notice that the term will not be extended. In addition, Mr. Isham's annual base salary will be not less than $900,000, and he is eligible to earn an annual incentive bonus of up to 230% of his annual base salary based upon the extent to which corporate performance goals established by the Compensation Committee are achieved.

     During fiscal 1999, Mr. Isham was issued restricted shares of Class A Common Stock with a fair market value equal to $2 million. The restricted shares vest ratably over three years beginning on the third anniversary of November 10, 1998, the effective date of the Isham Agreement, subject to Mr. Isham's continued employment with the Company through each vesting date. During fiscal 2000, Mr. Isham received options to purchase 100,000 shares of Class A Common Stock. In addition, in fiscal 2001 Mr. Isham will be granted options to purchase at least 100,000 shares of Class A Common Stock at an exercise price equal to the fair market value per share of Class A Common Stock as of the date of grant. All of Mr. Isham's options will vest ratably over three years on each of the first three anniversaries of the date of grant.

     If Mr. Isham resigns for good reason or if the Company terminates his employment for any reason other than death, disability or cause and other than due to the Company's election not to extend the term, Mr. Isham will receive a pro-rata portion of his incentive bonus for the year of termination (based on the average annual incentive bonus paid to him in the preceding two years) plus an amount, payable over a three-year period, equal to the sum of: (i) the greater of (x) three and (y) five, less the number years (including fractions thereof) that have elapsed since November 10, 1998, times his annual base salary, plus (ii) two times his average annual incentive bonus paid over the preceding two years. Any unvested restricted shares or options will continue to vest as scheduled, provided that Mr. Isham continues to comply with certain non-competition and other restrictive covenants. In addition, Mr. Isham will be entitled to (i) continued participation in the Company's health benefit plans during such three-year period, (ii) continued use of his Company automobile until the then existing lease expires and (iii) waiver of the collateral interest securing return to the Company of premiums paid for Mr. Isham's split-dollar insurance policy. If a change of control of the Company occurs prior to Mr. Isham's termination of employment, then he will be entitled to elect to receive the cash severance payments described above in two equal lump sum installments payable within 30 days after the date of termination and one year after the date of termination, respectively.

     If the Company elects not to extend the term, Mr. Isham will receive an amount, payable over a one-year period, equal to the sum of (i) his annual base salary, plus (ii) his average annual incentive bonus paid over the preceding two years, and any unvested restricted shares or options will continue to vest as described in the preceding paragraph. If Mr. Isham resigns without good reason or if the Company terminates his employment for cause or if Mr. Isham elects not to renew the term, the Company will pay Mr. Isham his full salary through the date of termination and any unvested restricted shares and options will be forfeited. In the event of Mr. Isham's termination due to his death or disability, Mr. Isham will be entitled to any payments due to him through the date of his death or termination due to disability including a payment of a pro-rata portion of his annual incentive bonus for the year of termination. In the event of Mr. Isham's death or termination due to disability, any unvested restricted shares and options held by him will vest.

     Mr. Isham may not compete with the Company during the term of Mr. Isham's employment. If Mr. Isham resigns his employment without good reason, then he cannot compete with the Company until the later of (i) November 10, 2003 and
(ii) two years after his employment ends. If Mr. Isham resigns for good reason or the Company terminates his employment without cause, then he cannot compete with the Company for two years from the date of termination of his employment. If Mr. Isham's employment is terminated for cause, the Company may elect to prohibit him from competing with the Company for up to two years in consideration for the payment of an amount equal to his base salary and bonus (equal to the average annual incentive bonus over the preceding two years) for each year that Mr. Isham is prohibited from competing with the Company. The non-compete provisions of the Isham Agreement will not apply if Mr. Isham gives the Company 90 days' prior written notice that he has elected to terminate his employment other than for good reason following the appointment of a person other than Mr. Lauren or Mr. Isham to the position of chief executive officer of the Company, provided (i) Mr. Isham has remained in his position for a period of nine months following such date, and
(ii) no more than 18 months shall have elapsed from the date of any such appointment prior to the giving of written notice of termination.

     Roger N. Farah's Employment Agreement. Mr. Farah's employment agreement (the "Farah Agreement") provides for his employment as President and Chief Operating Officer through April 12, 2005, subject to automatic, successive one year extensions thereafter unless either party gives the other prior notice that the term will not be extended. Mr. Farah's annual base salary is $900,000 and he is eligible to receive an annual incentive bonus of up to 230% of his annual base salary based upon the extent to which corporate performance goals established by the Compensation Committee are achieved. Until fiscal 2005, Mr. Farah is also entitled to receive an additional bonus of $180,000 per year. In the event the Company reinstates or adopts any plan for the deferral of executive compensation, Mr. Farah may elect to defer his additional bonus.

     On April 12, 2000, Mr. Farah was issued restricted shares of Class A Common Stock with a fair market value equal to $2 million. The restricted shares will vest ratably over four years beginning on the second anniversary of the effective date of the Farah Agreement, subject to Mr. Farah's continued employment with the Company through each vesting date. In addition, on April 12, 2000 and June 13, 2000, Mr. Farah received options to purchase 250,000 and 100,000 shares of Class A Common Stock, respectively. All of Mr. Farah's options will vest ratably over three years on each of the first three anniversaries of the date of grant.

     If Mr. Farah resigns for good reason or if the Company terminates his employment for any reason other than death, disability or cause and other than due to the Company's election not to extend the term of his employment agreement, Mr. Farah will receive a pro-rata portion of his target annual incentive bonus for the year of termination plus an amount, payable over a two-year period, equal to the sum of: (i) two times his annual base salary, plus
(ii) two times his target annual incentive bonus (as defined in the Farah Agreement) for the year of termination. Mr. Farah will be entitled to exercise any vested options during the remaining term or one-year period commencing on his date of termination, whichever period is longer. If Mr. Farah is terminated before any of his restricted shares have vested, he will vest in 25% of the restricted shares. In addition, Mr. Farah will be entitled to (i) continued participation in the Company's health benefit plans during such two-year period, and (ii) continued payment of his automobile allowance during such two-year period or until Mr. Farah secures new employment. If a change of control of the Company occurs prior to Mr. Farah's termination of employment, then he will (i) be entitled to elect to receive the cash severance payments described above in two equal lump sum installments payable within 30 days after the date of termination and one year after the date of termination, respectively, and (ii) immediately be 100% vested in all options and restricted shares awarded to him.

     If either the Company or Mr. Farah elects not to extend the term of his employment, Mr. Farah will be entitled to receive his salary through the date of termination plus the annual incentive bonus he would have been entitled to receive had he been employed by the Company through the end of the fiscal year, prorated to the date of termination. If the Company elects not to extend the term, Mr. Farah will receive an amount, payable over a one-year period, equal to the sum of (i) his annual base salary, plus (ii) his target annual incentive bonus for the year of termination. If the Company terminates Mr. Farah for cause or Mr. Farah resigns for other than good reason or following the appointment of a person other than Mr. Lauren, Mr. Isham or Mr. Farah as Chief Executive Offer of the Company, the Company will pay Mr. Farah his full salary through the date of termination. If Mr. Farah resigns within 30 days following the appointment of a person as chief executive officer other than Mr. Lauren, Mr. Isham or himself, he will be entitled to receive the sum of one times his annual salary and target annual incentive bonus, payable in two equal payments, one on the date of termination and the second on the first anniversary of the date of termination. In the event of Mr. Farah's termination due to his death or disability, Mr. Farah will be entitled to any payments due to him through the date of his death or termination due to disability including a payment of a pro-rata portion of his annual incentive bonus for the year of termination. In the event of Mr. Farah's death or termination due to disability, any unvested restricted shares and options held by him will vest.

     Mr. Farah may not compete with the Company during the term of Mr. Farah's employment and for 12 months thereafter.

     Douglas L. Williams' Employment Agreement. Mr. Williams' employment agreement (the "Williams Agreement") provides for his employment as Group President, Global Business Development through January 1, 2005, subject to automatic, successive one year extensions thereafter unless either party gives prior notice that the term will not be extended. Mr. Williams' annual base salary for fiscal 2001 and thereafter will be not less than $700,000 and, beginning in fiscal 2001, Mr. Williams will be eligible to earn an annual incentive bonus with a maximum of no less than 150% of his annual base salary based upon the extent to which corporate performance goals established by the Compensation Committee are achieved.

     Mr. Williams will be eligible to receive grants of options at the level of a Group President, the determination whether to make such grants, individually and/or as a group, and the amount thereof being in the sole discretion of the Compensation Committee. Mr. Williams's options will vest ratably over three years on each of the first three anniversaries of the date of grant.

     If Mr. Williams resigns for good reason or if the Company terminates his employment for any reason other than death, disability or cause and other than due to the Company's election not to extend the term, then Mr. Williams will receive (A) a pro-rata portion of his incentive bonus for the year of termination (based on the average of the annual incentive bonuses paid to him over the preceding two years), plus (B) an amount equal to the sum of: (i) the greater of (x) two and (y) five minus the number of years (including fractions thereof) that have elapsed since January 1, 2000 (the effective date of the Williams Agreement), times his annual base salary, plus (ii) the average of the annual incentive bonuses paid over the preceding two years. Payments will be made in equal monthly installments from the date of termination for a period of two years, or five years minus the number of years (including fractions thereof) that shall have elapsed since January 1, 2000, as applicable (the "Williams Severance Period"). In addition, Mr. Williams will be entitled to (i) continued participation in the Company's health benefit plans during the Williams Severance Period, (ii) continued use of his Company automobile or payment of Mr. Williams' automobile allowance, as applicable until the expiration of the Williams Severance Period, whichever first occurs, and (iii) waiver of the collateral interest securing return to the Company of premiums paid for Mr. Williams's split-dollar insurance policy. If a change of control of the Company occurs prior to Mr. Williams's termination of employment, then he will be entitled to elect to receive the cash severance payments described above in two equal lump sum installments payable within 30 days after the date of termination and one year after the date of termination, respectively.

     If the Company elects not to extend the term, then Mr. Williams will receive an amount, payable over a one-year period, equal to the sum of (i) his annual base salary, plus (ii) his average annual incentive bonus paid over the preceding two years. If Mr. Williams resigns without good reason or if the Company terminates his employment for cause, the Company will pay Mr. Williams his full salary through the date of termination. If Mr. Williams's employment terminates due to either the Company's or Mr. Williams's election not to extend the term, Mr. Williams will receive his salary through the date of termination plus the bonus, if any, that he would have been entitled to receive had he remained in the Company's employment through the end of its fiscal year, prorated to the date of termination. In the event of Mr. Williams's termination due to his death or disability, Mr. Williams will be entitled to any payments due to him through the date of his death or termination due to disability including a payment of a pro-rata portion of his annual incentive bonus for the year of termination (based on the average annual incentive bonus paid to him over the preceding two years).

     Mr. Williams may not compete with the Company during the term of his employment. If Mr. Williams resigns his employment without good reason, then he cannot compete with the

Company in violation of the Williams Agreement until the later of (i) three years from the effective date of the Williams Agreement and (ii) twelve months after his employment ends. If Mr. Williams resigns for good reason or the Company terminates his employment without cause, then he cannot compete with the Company for twelve months from the date of termination of his employment. If Mr. Williams' employment is terminated for cause, the Company may elect to prohibit him from competing with the Company for up to twelve months in consideration for the payment of an amount equal to Mr. Williams' base salary and bonus (equal to the average of the annual incentive bonuses paid to Mr. Williams over the preceding two years).

     Victor Cohen's Employment Agreement. Mr. Cohen's employment agreement with the Company (the "Cohen Agreement") provides for his employment as Executive Vice President, General Counsel, Secretary and Chief Legal Officer through April 1, 2003, subject to automatic, successive one year extensions thereafter unless either party gives the other the required prior notice that the term will not be extended. Mr. Cohen's annual base salary will be determined annually by the Compensation Committee provided that his salary may not be decreased from the level set at any time by the Compensation Committee. Mr. Cohen will be eligible to earn an annual incentive bonus with a maximum of no less than 100% of his annual base salary based upon the extent to which corporate or other performance goals established by the Compensation Committee are achieved.

     Mr. Cohen is entitled to receive annual grants of stock options on the same basis as grants are made to the Company's executives at the level of Group President/President, the determination whether to make such grants, individually and/or as a group, and the amount thereof being in the sole discretion of the Compensation Committee. Mr. Cohen's options will vest ratably over three years on each of the first three anniversaries of the date of grant.

     If Mr. Cohen resigns for good reason or if the Company terminates his employment for any reason other than death, disability or cause and other than due to the Company's election not to extend the term, then Mr. Cohen will receive (A) a pro-rata portion of his incentive bonus for the year of termination (based on the average annual incentive bonus paid to him over the preceding two years), plus (B) an amount equal to the sum of: (i) the greater of
(x) two and (y) three, less the number of years (including fractions thereof) that shall elapsed since April 1, 2000 (the effective date of the Cohen Agreement), times his annual base salary, plus (ii) the average annual incentive bonus (as defined in the Cohen Agreement) paid to him over the preceding two years. Payments will be made in equal monthly installments from the date of termination for a period of two years, or three years less the number of years (including fractions thereof) that have elapsed since April 1, 2000, as applicable (the "Cohen Severance Period"). In addition, Mr. Cohen will be entitled to (i) continued participation in the Company's health benefit plans during the Cohen Severance Period, (ii) continued payment of his automobile allowance, until expiration of the Cohen Severance Period or until Mr. Cohen secures other employment, whichever first occurs, and (iii) waiver of the collateral interest securing return to the Company of premiums paid for Mr. Cohen's split-dollar insurance policy. If a change of control of the Company occurs prior to Mr. Cohen's termination of employment, then he will be entitled to elect to receive the cash severance payments described above in two equal lump sum installments payable within 30 days after the date of termination and one year after the date of termination, respectively.

     If Mr. Cohen resigns without good reason or if the Company terminates his employment for cause, the Company will pay Mr. Cohen his full salary through the date of termination. If Mr. Cohen's employment terminates due to either the Company's or Mr. Cohen's election not to extend the term, Mr. Cohen will receive his salary through the date of termination plus his average annual incentive bonus paid over the preceding two years, prorated to the date of termination. In the event of Mr. Cohen's termination due to his death or disability, Mr. Cohen will be entitled to any payments due to him through the date of his death or termination due to disability including a payment of a pro-rata portion of his annual incentive bonus for the year of termination (based on the average annual incentive bonus paid to Mr. Cohen over the preceding two years).

     Mr. Cohen may not compete with the Company during the term of his employment. If Mr. Cohen resigns his employment without good reason, then he cannot compete with the Company in violation of the Cohen Agreement until the later of (i) three years from the effective date of the Cohen Agreement and (ii) twelve months after his employment ends. If Mr. Cohen resigns for good reason or the Company terminates his employment without cause, then he cannot compete with the Company for twelve months from the date of termination of his employment. If Mr. Cohen's employment is terminated for cause, the Company may elect to prohibit Mr. Cohen from competing with the Company for up to twelve months in consideration for the payment of an amount equal to Mr. Cohen's base salary and bonus (equal to the average annual incentive bonus over the preceding two years).

     Michael Newman's Employment Agreement. Mr. Newman left the Company in December 1999. Pursuant to his employment agreement with the Company, following his departure Mr. Newman was entitled to receive a pro-rata portion of his incentive bonus for the year of termination plus an amount, payable over a three-year period, equal to the sum of: (i) the greater of (x) three and (y) five, less the number of years (including fractions thereof) that shall have elapsed since June 11, 1997, times his annual base salary, plus (ii) two times his average annual incentive bonus paid over the preceding two years. Mr. Newman's unvested restricted shares and options will continue to vest as scheduled, provided that Mr. Newman continues to comply with certain non-competition and other restrictive covenants. In addition, Mr. Newman is entitled to (i) continued participation in the Company's health benefit plans during such three-year period, (ii) continued use of his Company automobile until the then existing lease expires and (iii) waiver of the collateral interest securing return to the Company of premiums paid for Mr. Newman's split-dollar insurance policy.

     Section 162(m) provision. The entitlement to payment of an incentive bonus during any period when the compensation payable pursuant to the each of above-described executive officer employment agreements is subject to the deduction limitations of Section 162(m) of the Code will be subject to shareholder approval of a plan or arrangement evidencing such annual incentive bonus opportunity that complies with the requirements of Section 162(m) of the Code.

     Deferred Compensation Agreement. The Company has entered into a deferred compensation agreement with Mr. Isham effective as of April 1, 1995, and expiring on March 31, 2005 (the "Deferred Compensation Agreement").

     The Deferred Compensation Agreement provides that the Company will, on a monthly basis, contribute to trusts established by the Company (the "Executive Deferred Compensation Trusts"), and credit a book reserve account in Mr. Isham's name (the "Deferred Compensation Account"), an amount equal to 20% of Mr. Isham's monthly base salary, and any incentive or bonus payments received by him during such month, provided that Mr. Isham is employed with the Company on the last day of such month. On November 10, 1998, Mr. Isham's Deferred Compensation Agreement was amended such that for any period following fiscal 1999, the Company will credit Mr. Isham's Deferred Compensation Account for an amount equal to 20% of Mr. Isham's monthly base salary only. Amounts contributed to the Executive Deferred Compensation Trust and credited to Mr. Isham's Deferred Compensation Account will be invested and reinvested by the trustee of the Executive Deferred Compensation Trust (the "Trustee") in one or more mutual funds managed by the Vanguard Group of Investment Companies, at Mr. Isham's election. This deferred compensation arrangement is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, any funds invested under the Executive Deferred Compensation Trusts continue to be part of the general funds of the Company.

     Mr. Isham's interest in his Deferred Compensation Account vests at the rate of 20% per year on the anniversary date of the effective date of the Deferred Compensation Agreement, but only if Mr. Isham has remained continuously employed by the Company as of each anniversary date. However, in the event that Mr. Isham's employment is terminated by disability or by the Company other than for "cause" or if Mr. Isham terminates his employment for "good reason", Mr. Isham will be 100% vested. On the earlier date of the expiration of the term of the Deferred Compensation Agreement or the earliest date practicable following his termination of employment with the Company for any reason, the Company is obligated to make a lump sum payment to Mr. Isham equal to the vested amount credited to his Deferred Compensation Account.

1997 STOCK INCENTIVE PLAN

     The Company's 1997 Long-Term Stock Incentive Plan (the "1997 Stock Incentive Plan") is intended generally to promote the interests of the Company and its stockholders by: (i) attracting and retaining exceptional officers and other employees, directors and consultants of the Company and its subsidiaries;
(ii) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company. All officers or other employees, consultants to, or directors of the Company or any of its subsidiaries are eligible to be designated a participant under the 1997 Stock Incentive Plan.

     The 1997 Stock Incentive Plan is currently administered by a subcommittee of two members of the Compensation Committee designated by the Board of Directors to administer the 1997 Stock Incentive Plan (the "Stock Plan Committee"), each of whom is a "Non-Employee Director" (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and an "outside director" (within the meaning of Section 162(m) of the Code), to the extent Rule 16b-3 and Section 162(m), respectively, are applicable to the Company and the 1997 Stock Incentive Plan.

     The 1997 Stock Incentive Plan authorizes the grant of awards to participants with respect to a maximum of 10 million shares of the Company's Class A Common Stock (the "Shares"), subject to adjustment to avoid dilution or enlargement of intended benefits in the event of certain significant corporate events, which awards may be made in the form of (i) nonqualified stock options;
(ii) stock options intended to qualify as incentive stock options under section 422 of the Code; (iii) stock appreciation rights; (iv) restricted stock and/or restricted stock units; (v) performance awards and (vi) other stock based awards; provided, that the maximum number of Shares with respect to which stock options and stock appreciation rights may be granted to any participant in the 1997 Stock Incentive Plan in any fiscal year may not exceed 600,000 and the maximum number of Shares which may be paid to a participant in the 1997 Stock Incentive Plan in connection with the settlement of any award(s) designated as a Performance Compensation Award (as defined in the 1997 Stock Incentive Plan) in respect of a single performance period will be 600,000 or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof. If any Shares covered by an award granted under the 1997 Stock Incentive Plan, or to which such an award relates, are forfeited, or if an award has expired, terminated or been canceled for any reason whatsoever (other than by reason of exercise or vesting), then the Shares covered by such award will again be, or will become, Shares with respect to which awards may be granted under the 1997 Stock Incentive Plan. Pursuant to Proposal 3, the Company is seeking approval of an amendment to the 1997 Stock Incentive Plan solely to increase the number of shares of Class A Common Stock reserved for issuance thereunder by 10 million shares, from 10 million to 20 million shares.

     Awards made under the 1997 Stock Incentive Plan are subject to such terms, including vesting and exercise price, if applicable, as may be determined by the Stock Plan Committee and specified in the applicable award agreement or thereafter; provided, that stock options that are intended to qualify as incentive stock options will be subject to terms and conditions that comply with such rules as may be prescribed by section 422 of the Code.

     In addition to the foregoing, the Stock Plan Committee has the discretion to designate any award as a Performance Compensation Award. While awards in the form of stock options and stock appreciation rights are intended to qualify as "performance-based compensation" under Section 162(m) of the Code provided that the exercise price or grant price, as the case may be, is established by the Stock Plan Committee to be equal to the Fair Market Value (as defined in the 1997 Stock Incentive Plan) per Share as of the date of grant, this form of award enables the Stock Plan Committee to treat certain other awards (including stock options and stock appreciation rights with an exercise price less than Fair Market Value) under the 1997 Stock Incentive Plan as "performance-based compensation" and thus preserve deductibility by the Company for Federal income tax purposes of such awards which are made to individuals who are "covered employees" as defined in Section 162(m) of the Code.

     Each Performance Compensation Award will be payable only upon achievement over a specified performance period of a duration of at least one year of a pre-established objective performance goal established by the Stock Plan Committee for such period. The Stock Plan Committee may designate one or more performance criteria for purposes of establishing a performance goal with respect to Performance Compensation Awards made under the 1997 Stock Incentive Plan. The performance criteria that will be used to establish such performance goals will be based on the attainment of specific levels of performance of the Company (or subsidiary, affiliate, division or operational unit in the Company) and will be limited to the following: return on net assets, return on stockholders' equity, return on assets, return on capital, stockholder returns, profit margin, earnings per share, net earnings, operating earnings, price per share, earnings before interest and taxes and sales or market share.

     With regard to a particular performance period, the Stock Plan Committee has the discretion, subject to the 1997 Stock Incentive Plan's terms, to select the length of the performance period, the type(s) of Performance Compensation Award(s) to be issued, the performance goals that will be used to measure performance for the period and the performance formula that will be used to determine what portion, if any, of the Performance Compensation Award has been earned for the period. Such discretion will be exercised by the Stock Plan Committee in writing no later than 90 days after the commencement of the performance period and performance for the period shall be measured and certified by the Stock Plan Committee upon the period's close. In determining entitlement to payment in respect of a Performance Compensation Award, the Stock Plan Committee may through use of negative discretion reduce or eliminate such award, provided such discretion is permitted under Section 162(m) of the Code.

     The Stock Plan Committee has the discretion under the 1997 Stock Incentive Plan to provide that options granted under the 1997 Stock Incentive Plan that are not intended to qualify as incentive stock options may be transferred without consideration to certain family members or trusts, partnerships or limited liability companies whose only beneficiaries or partners are the original grantee and/or such family members.

     In the event of a "change of control" (as defined in the 1997 Stock Incentive Plan), any outstanding awards then held by participants which are unexercisable or otherwise unvested will automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such change of control.

     In fiscal 2000, awards under the 1997 Stock Incentive Plan in the form of nonqualified stock options (the "Options") representing the right to acquire an aggregate of approximately 2,776,750 Shares (net of forfeitures) were granted to employees of the Company and its subsidiaries, including without limitation, the Company's Chief Executive Officer and other executive officers of the Company. Of such option grants, options to acquire 491,000 Shares were granted to all executive officers as a group, including options to acquire 250,000, 100,000, 117,000, 12,000 and 12,000 Shares to Messrs. Lauren, Newman, Isham, South and Cohen and Ms. Platoni Poli, respectively.

1997 NON-EMPLOYEE DIRECTOR OPTION PLAN

     A maximum of 500,000 shares of Class A Common Stock, subject to adjustment to avoid dilution or enlargement of intended benefits in the event of certain significant corporate events, has been reserved by the Company for issuance pursuant to options under the Company's 1997 Stock Option Plan for Non-Employee Directors (the "1997 Non-Employee Director Option Plan").

     Eligible persons under the plan are directors of the Company who are not employees of the Company or any affiliate of the Company ("Outside Directors"). The 1997 Non-Employee Director Option Plan is intended to be a largely self-governing formula plan. To the extent, if any, that questions of administration arise, these shall be resolved by the Board of Directors of the Company.

     Each person who is an Outside Director as of April 1 of each calendar year during the term of the 1997 Non-Employee Director Option Plan and who first became a Director prior to October 1 of the preceding year will receive an option to purchase 3,000 shares of Class A Common Stock as of such date; and
(ii) each person who first becomes an elected director after the effective date of the initial public offering will receive an option to purchase 7,500 shares of Class A Common Stock on the date of their initial election. All options granted under the 1997 Non-Employee Director Option Plan will be "nonqualified" stock options subject to the provisions of section 83 of the Code.

     On April 1, 2000, Messrs. Bennack, Fleishman, Questrom and Semel, each of whom was a Director prior to October 1, 1999, each received options to purchase 3,000 shares of Class A Common Stock.

     Options will vest and become exercisable with respect to 50% of the shares initially subject to the options on each of the first and second anniversaries of the date of grant subject to an outside Director's continued service as a Director of the Company, and will terminate on the earliest of the following:
(a) the expiration of ten years from the date of grant; and (b) the expiration of two years from the date the optionee's service as an Outside Director terminates for any reason.

     The exercise price per share of Class A Common Stock purchasable under all options granted under the 1997 Non-Employee Director Option Plan is the Fair Market Value (as defined in the 1997 Non-Employee Director Option Plan) of a share of Class A Common Stock on the date the option is granted.

EXECUTIVE INCENTIVE PLAN

     The Company's executive incentive plan (the "Executive Incentive Plan") is designed to motivate officers and other key employees of the Company to achieve and exceed the Company's annual strategic goals. During fiscal 2000, approximately 165 employees were eligible to receive a bonus award pursuant to the Executive Incentive Plan.

     Under the Executive Incentive Plan, each participant was eligible in fiscal 2000 to receive a range of levels of incentive bonus (each expressed as a percent of such participant's annual base salary) according to his or her position in the Company, if pre-established pre-tax net income objectives of the Company and/or of the participant's operating division were met. In fiscal 2000, the bonus award of the Company's Group Presidents and Design Senior Vice Presidents/Executive Vice Presidents pursuant to the Executive Incentive Plan was based 50% on the satisfaction of pre-tax income objectives for the Company as a whole and 50% on the satisfaction of pre-tax income objectives for each such participant's operating division. The bonus awards of most other participants working in the Company's operating divisions were based 30% on the satisfaction of pre-tax income objectives for the Company as a whole and 70% on the satisfaction of pre-tax income objectives for the participant's operating division. In addition, designated participants working in centralized Company positions had their bonus determined entirely according to overall Company performance. In addition to net income goals, each operating division and centralized group sets three to four other strategic performance goals aimed at strengthening fundamental aspects of the business of the Company. Accomplishment of these objectives can increase the incentive payout of participants. No payments will be made under the Executive Incentive Plan in any fiscal year in which the Company is not profitable, regardless of the performance of any particular division.

     In fiscal 2000, the maximum bonus payable under the Executive Incentive Plan as a percent of salary was 100% for persons at the Group President level and Design Senior Vice Presidents/ Executive Vice Presidents, 60% for the Company's Senior Vice Presidents and 40% or less for all other participants. Performance against strategic goals may result in the raising or lowering of a bonus by up to 20%.

EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN

     The Polo Ralph Lauren Corporation Executive Officer Annual Incentive Plan (the "Section 162(m) Plan") is designed to qualify bonuses paid under the
Section 162(m) Plan as "qualified performance based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). This enables the Company to exclude compensation payable under the Section 162(m) Plan from the deduction limitations of Section 162(m) which generally preclude a deduction for compensation paid to the Company's Chief Executive Officer and next four highest compensated executive officers to the extent compensation for a taxable year to any such individual exceeds $1,000,000. The purposes of the Section 162(m) Plan are to promote the success of the Company; to provide designated executive officers with an opportunity to receive incentive compensation dependent upon that success; to attract, retain and motivate such individuals; and to provide awards that are "qualified performance-based" compensation under Section 162(m).

     At the beginning of each fiscal year, the non-employee directors subcommittee of the Compensation Committee will designate certain executive officers likely to be affected by Section 162(m) as plan participants and will establish for each designated executive officer one or more objective formulas or standards for purposes of determining an award based on the level of performance with respect to one or more performance goals. Award formulas may vary from performance period to performance period and from participant to participant.

     The objective formulas or standards include one or more of the following selected by the subcommittee to measure Company and/or business unit performance for a performance period: basic or diluted earnings per share; net revenues; gross profit; income before income taxes; income before income taxes less a charge for capital; return on capital and return on equity; each as determined in accordance with generally accepted accounting principles as consistently applied by the Company and, if so determined by the subcommittee prior to the expiration of the performance period, adjusted, to the extent permitted under
Section 162(m), to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles.

     The subcommittee may use negative discretion to decrease, but not increase, the amount of each plan participant's award. The maximum award payable to any participant during a fiscal year is $10,000,000. In addition, the subcommittee may permit one or more participants to defer the receipt of amounts due under the plan in a manner consistent with the requirements of Section 162(m) so that any increase in the amount of an award that is deferred shall be based either on a reasonable rate of interest or the performance of a predetermined investment.

PENSION PLANS

     Polo Ralph Lauren Profit Sharing Retirement Savings Plan. The Company maintains and administers separate employee contribution/profit sharing plans with substantially identical terms for salaried and outlet store hourly employees of the Company, which are designed to be tax deferred in accordance with the provisions of Section 401(k) of the Code (the "401K Plan").

     All of the Company's employees with at least one year of service are eligible to participate in the 401K Plan. The 401K Plan provides that each participant may defer up to 15% of his or her total compensation, subject to statutory limits. However, "highly compensated employees" may only defer up to 6% of their total compensation, subject to statutory limits. The Company is obligated to make a matching contribution to the 401K Plan for each participant equal to $.50 for each $1.00 deferred by the participant, except that no matching contribution will be made with respect to a participant's contribution in excess of 6% of his or her compensation. The Company may also make discretionary contributions to the 401K Plan, allocated among all eligible employees in proportion to their compensation.

     Participants are always 100% vested in their own contributions, and any investment gains or losses thereon. Company contributions, and any investment gains or losses thereon, vest 40% following the participant's second year of service and an additional 20% annually thereafter; provided, however, that the participant will become 100% vested if he or she dies, becomes disabled or reaches his or her retirement age. Subject to certain restrictions and tax consequences, a participant can receive the vested value of his or her 401K Plan account as a distribution upon leaving the employ of the Company, retiring, becoming disabled or upon his or her death.

     Supplemental Executive Retirement Plan. Key employees of the Company are eligible to participate in the Company's Supplemental Executive Retirement Plan. With respect to each plan year during which the Company reports a profit on a consolidated basis, the Company will credit a contribution to each participant's Supplemental Executive Retirement Plan account equal to 5% of his or her cash compensation, including incentive bonus, for such plan year, provided that such participant is either employed by the Company on the last day of such plan year, or has terminated employment by reason of death, retirement or disability during such plan year. Generally, the Supplemental Executive Retirement Plan provides that interest will be credited to each participant's account at 120% of the average of Moody's Long Term Composite Corporate Bond Index. However, if a participant suffers a disability or in the event that the Supplemental Executive Retirement Plan is terminated by the Company, such participant's account will be credited with 100% of Moody's Long Term Composite Corporate Bond Index rate.

     All amounts credited to a participant's Supplemental Executive Retirement Plan account will vest at the rate of 10% after the first year of participation, an additional 15% after two years of participation, an additional 20% after three years of participation, an additional 25% after four years of participation, and an additional 30% after the completion of five years of participation. In addition, each participant will be 100% vested upon attainment of age 60, at his or her death if prior to termination of employment or upon the occurrence of a disability. If the Supplemental Executive Retirement Plan is terminated within five years following a "change of control" of the Company (as defined in the Supplemental Executive Retirement Plan), each participant's account will become 100% vested. Moreover, in the event that a participant is involuntarily terminated within five years of a change of control of the Company, except for "cause," such participant will be 100% vested and may receive distributions as if the Supplemental Executive Retirement Plan had been terminated. Participants are eligible to receive distributions of the vested amounts in their Supplemental Executive Retirement Plan accounts upon retirement or in certain predesignated years. In addition, participants may receive distributions in case of termination of employment, death, disability or termination by the Company of the Supplemental Executive Retirement Plan.

COMPENSATION COMMITTEE REPORT

     The Company's compensation and benefit programs are designed to attract, retain and motivate highly qualified executives and to align executive officer compensation with the performance of the Company and the interests of its shareholders. These compensation criteria are measured both internally and in comparison with a group of companies that compete with the Company for business and/or for executive and creative talent. The Company's compensation structure consists of base salary, variable annual cash bonuses, long-term incentive awards in the form of stock options, restricted stock awards, benefits and deferred compensation.

BASE SALARY AND BONUS

     The Company's employment agreements with Mr. Lauren and certain other executive officers ("Executive Compensation Agreements") set forth base salary amounts and provide for an annual bonus payable for attaining performance goals. Salary levels for the other executive officers reflect historical levels (including normal increases thereto) and, for many executives, reflect their long tenures with the Company. The Committee reviews executive salaries annually and makes adjustments based on its assessment of each individual executive's performance and prevailing compensation levels among the Company's competitors and U.S. general industry companies. The Company's competitors, for this purpose, include certain of the companies included in the industry index used for comparison with the Company's performance in the Comparison of Cumulative Total Return graph which follows this report, as well as other companies which, in the Committee's view, compete with the Company for executive talent. These competitors may also include non-public companies and companies in related industries such as retailing or apparel wholesaling.

     Annual bonuses for Messrs. Lauren, Isham and South for fiscal 2000 are provided for by the Executive Officer Annual Incentive Plan. The Plan is designed to promote the success of the Company; to provide designated executive officers with an opportunity to receive incentive compensation dependent upon that success; to attract, retain and motivate such individuals; and to provide awards that are "qualified performance-based" compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). See "Certain Tax Matters" below.

     Payment of a cash incentive to participants is conditioned upon the attainment of pre-established performance goals. The performance goals are determined by reference to Company and/or business unit performance and to one or more of the following performance measures: earnings per share; net revenues; gross profit; income before income taxes; income before income taxes less a charge for capital; return on capital and return on equity, each as determined in accordance with generally accepted accounting principles as consistently applied by the Company, and may be adjusted to the extent permitted under
Section 162(m) of the Code, to omit the effects of extraordinary items of gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. For fiscal year ending April 1, 2000, the performance goals were established with respect to income before income taxes. The actual cash incentive amount that is payable to a participant for a performance period is determined in accordance with a pre-established objective award formula based on the achievement of performance goals. Amounts otherwise payable under the Plan may be reduced or eliminated, but cannot be increased.

     For fiscal 2000, at the request of and in consultation with Messrs. Lauren and Isham, the Non-employee Director Subcommittee exercised its discretion to award no annual incentive bonuses to such executive officers. Mr. South received an annual incentive bonus of $330,000.

     For fiscal 2000, annual bonuses for the Company's executive officers (other than Messrs. Lauren, Isham and South) are provided for by the Executive Incentive Plan. The Executive Incentive Plan is designed to motivate officers and other key employees of the Company to achieve and exceed the Company's annual financial and strategic goals, and in the case of employees with operating division responsibility, the goals of the executive's operating division.

     Under the Executive Incentive Plan, each executive is eligible to receive various levels of a target incentive bonus (expressed as a percentage of such executive's annual base salary) according to his or her position in the Company, based on the attainment of pre-established pre-tax net income objectives of the Company, and if applicable, the particular operating division. Each operating division and corporate staff department also sets approximately three or four other strategic goals aimed at strengthening fundamental aspects of the business of the Company. Accomplishment of these strategic goals can increase the incentive payout of executives up to maximum levels. However, no payments are made with respect to the accomplishment of strategic goals for any year in which the Company or the executive's operating division, as applicable, does not attain a pre-established level of pre-tax net income. Executives of corporate staff departments received an Executive Incentive Plan bonus in fiscal 2000 consistent with the Company's attainment of pre-tax income performance of $248.9 million. In addition, executives in certain divisions received Executive Incentive Plan bonuses based on the performance of their divisions.

LONG-TERM EQUITY-BASED INCENTIVES

     The Committee and its Subcommittee of Non-employee Directors has the responsibility of determining long-term equity-based incentive grants to eligible executive officers and employees of the Company. Individual stock option awards granted during fiscal 2000, whether made pursuant to employment agreements or under the 1997 Stock Incentive Plan, were determined based on the executive's position in the Company and an assessment of the prevailing compensation levels among the Company's competitors and U.S. general industry companies.

     The Committee anticipates that awards will continue to be primarily in the form of stock options, but also may include restricted stock and other performance and stock-based awards. The Committee expects that the size of future awards will continue to reflect the executive's position in the Company and individual performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Lauren's compensation is governed by the terms of his employment agreement with the Company and recognizes that his leadership is a critical element of the Company's success. See "Executive Compensation Agreements." It also reflects Mr. Lauren's standing in the industry, his establishment of the Company and his long-term dedication to its success.

     The Lauren Agreement provides for an annual base salary of $1,000,000 and annual bonus payments within a range of $0 to $8,000,000; provided that Mr. Lauren's entitlement to receive the annual bonus during any period when compensation payable pursuant to the Lauren Agreement is subject to the deduction limitations of Section 162(m) of the Code will be subject to shareholder approval of a plan or arrangement evidencing such annual bonus opportunity that complies with the requirements of Section 162(m) of the Code. For fiscal 2000, the Non-employee Director Subcommittee established performance goals for Mr. Lauren with respect to income before income taxes. As described above, Mr. Lauren received no incentive bonus for fiscal 2000.

CERTAIN TAX MATTERS

     Tax laws limit the deduction that a publicly-held corporation is allowed for compensation paid to its chief executive officer and to its four most highly compensated other executive officers. Generally, amounts paid in excess of $1 million to the chief executive officer or another such executive, other than performance compensation, cannot be deducted.

     In making its decisions, the Subcommittee considers the deductibility of executive compensation, but reserves the right to compensate executive officers in a manner commensurate with performance and the competitive environment for executive and creative talent. As a result, some portion of compensation paid to an executive officer whose compensation is subject to the deduction limits described above may not be deductible by the Company in the future.

     The Company's Executive Officer Annual Incentive Plan and the 1997 Stock Incentive Plan are designed to permit the deductibility of awards payable to the Company's executive officers for Federal income tax purposes.

     Members of the Compensation Committee:
       Frank A. Bennack, Jr.*
      Joel Fleishman*
      Richard A. Friedman
     Members of Non-employee Director Subcommittee*

PERFORMANCE GRAPH

     The following graph compares the cumulative total return (stock price appreciation plus dividends) on the Company's Class A Common Stock with the cumulative total return of the Standard & Poor's 500 Index and the Standard & Poor's Super Cap Textile Index for the period from June 11, 1997 (the date the Class A Common Stock was priced in connection with the Company's initial public offering) through March 31, 2000. The returns are calculated by assuming an investment in the Company's Class A Common Stock and each index of $100 on June 11, 1997, with all dividends reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    JUNE 11, 1997 THROUGH MARCH 31, 2000(1)
[PERFORMANCE GRAPH]

                                                          POLO                       S&P 500                   S&P SC TEX
                                                          ----                       -------                   ----------
11-Jun-97                                                  100                         100                         100
27-Mar-98                                                  115                         128                         116
1-Apr-99                                                    75                         181                          79
31-Mar-00                                                   72                         208                          65

                                                         VALUE ON        VALUE ON         VALUE ON
                                                      MARCH 31, 2000   APRIL 1, 1999   MARCH 27, 1998
                                                      --------------   -------------   --------------
Polo Ralph Lauren Corporation.......................       $ 72            $ 75             $115
Standard & Poor's 500 Index.........................       $208            $181             $128
Standard & Poor's Super Cap Textile Index...........       $ 65            $ 79             $116

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

REGISTRATION RIGHTS AGREEMENTS

     Certain of the Lauren Family Members (as defined below), the GS Group and the Company are parties to a Registration Rights Agreement (the "Registration Rights Agreement") pursuant to which each of the Lauren Family Members and GS Group have certain demand registration rights in respect of shares of Class A Common Stock (including Class A Common Stock issued upon conversion of Class B Common Stock and Class C Common Stock, as the case may be, held by them). With respect to the demand rights of the Lauren Family Members, the Lauren Family Members may make a demand once every nine months. With respect to the demand rights of the GS Group, the GS Group may make a demand once every nine months so long as the GS Group owns at least 10% of the Common Stock outstanding. Once its ownership of the Common Stock is less than 10% of the outstanding shares of Common Stock, the GS Group may make one additional demand; provided, however, that if the sale of Class A Common Stock pursuant to such demand registration does not result in the GS Group owning less than 5% of the Common Stock due to a cutback in the number of shares that it may include in such registration, such demand will not count as its one demand. In the case of each demand registration, at least $20 million of Class A Common Stock must be requested to be registered. The Lauren Family Members and the GS Group also have an unlimited number of piggyback registration rights in respect of their shares. The piggyback registration rights allow the holders to include all or a portion of the shares of Class A Common Stock issuable upon conversion of their shares of Class B Common Stock and Class C Common Stock, as the case may be, under any registration statement filed by the Company, subject to certain limitations.

     The Company is required to pay all expenses (other than underwriting discounts and commissions of the selling stockholders and taxes payable by the selling stockholders) in connection with any demand registration, as well as any registration pursuant to the exercise of piggyback rights. The Company also must indemnify such persons and any underwriters against certain liabilities, including liabilities arising under the Securities Act of 1933.

     As used in this Proxy, the term "Lauren Family Members" includes only the following persons: (i) Ralph Lauren and his estate, guardian, conservator or committee; (ii) the spouse of Ralph Lauren and her estate, guardian, conservator or committee; (iii) each descendant of Ralph Lauren (a "Lauren Descendant") and their respective estates, guardians, conservators or committees; (iv) each Family Controlled Entity (as defined below); and (v) the trustees, in their respective capacities as such, of each Lauren Family Trust (as defined below). The term "Family Controlled Entity" means (i) any not-for-profit corporation if at least a majority of its board of directors is composed of Ralph Lauren, Mr. Lauren's spouse and/or Lauren Descendants; (ii) any other corporation if at least a majority of the value of its outstanding equity is owned by Lauren Family Members; (iii) any partnership if at least a majority of the economic interest of its partnership interests are owned by Lauren Family Members; and
(iv) any limited liability or similar company if at least a majority of the economic interest of the Company is owned by Lauren Family Members. The term "Lauren Family Trust" includes trusts the primary beneficiaries of which are Mr. Lauren, Mr. Lauren's spouse, Lauren Descendants, Mr. Lauren's siblings, spouses of Lauren Descendants and their respective estates, guardians, conservator or committees and/or charitable organizations, provided that if the trust is a wholly charitable trust, at least a majority of the trustees of such trust consist of Mr. Lauren, the spouse of Mr. Lauren and/or Lauren Family Members.

OTHER AGREEMENTS, TRANSACTIONS AND RELATIONSHIPS

     In connection with the reorganization that preceded the Company's initial public offering in June 1997, the stockholders of the Company and the Company entered into a stockholders' agreement (the "Stockholders' Agreement") which sets forth certain voting and other agreements for the period prior to completion of the initial public offering. All of the provisions of the

Stockholders' Agreement terminated upon completion of the initial public offering, except for certain provisions relating to certain tax matters with respect to the Company's predecessor entities, certain restrictions on transfers of shares of Common Stock and indemnification and exculpation provisions.

     The Company has entered into indemnification agreements with each of its directors and certain executives. The indemnification agreements require, among other things, that the Company indemnify its directors and executives against certain liabilities and associated expenses arising from their service as directors and executives of the Company and reimburse certain related legal and other expenses. In the event of a change of control (as defined therein), the Company will, upon request by an indemnitee under the agreements, create and fund a trust for the benefit of such indemnitee sufficient to satisfy reasonably anticipated claims for indemnification.

     Pursuant to his employment agreement with the Company, for security purposes, Mr. Lauren and his family members are required to use the Company's or other acceptable private aircraft for any travel. Mr. Lauren reimburses the Company for personal use at swap rates charged to owners of airplanes, which rates are set by an independent aircraft management company. The Company believes that swap rates generally are lower than commercial charter rates for flights to similar destinations. Amounts reimbursed to the Company by Mr. Lauren for personal use of the Company's airplane in fiscal 2000 were approximately $310,000. Five employees of the Company perform full-time services for Mr. Lauren which are non-Company related; four employees carry out domestic activities in Mr. Lauren's household and one employee works in an administrative assistant capacity. Mr. Lauren reimburses the Company for the full amount of the salary, benefits and other expenses relating to such employees. Pursuant to his employment agreement with the Company, Mr. Lauren will continue to be entitled to have such employees perform such services provided he reimburses the Company for the full amount of salary, benefits and other expenses relating to such employees. Amounts reimbursed by Mr. Lauren for his use of such five employees for non-Company related services in fiscal 2000 were approximately $275,000. In addition, during fiscal 2000 certain of the Company's creative services employees spent a portion of their time performing services for Mr. Lauren which are non-Company related. Mr. Lauren reimburses the Company for all direct expenses incurred by such employees in connection with their performance of services for him including an allocation of salary and benefits based on such employees' time. The Company anticipates that certain of its creative services employees will continue to perform services for Mr. Lauren in fiscal 2001. Amounts reimbursed to the Company by Mr. Lauren for the salary and benefits of such creative services employees for non-Company related services in fiscal 2000 were approximately $440,000. In connection with the adoption of the "RRL" trademarks by the Company, pursuant to an agreement with the Company, Mr. Lauren retained the royalty-free right to use as trademarks "Ralph Lauren," "Double RL" and "RRL" in perpetuity in connection with, among other things, beef and living animals. The trademarks "Double RL" and "RRL" are currently used by the Double RL Company, an entity wholly owned by Mr. Lauren. In addition, Mr. Lauren has reserved the right to engage in personal projects involving non-Company related film or theatrical productions through RRL Productions, Inc., a Company wholly owned by Mr. Lauren. The Company pays the premiums on split-dollar life insurance policies on the lives of Mr. Lauren and his spouse. See "Executive Compensation Summary Compensation Table."

     Mr. Jerome Lauren, the Executive Vice President of Menswear Design of the Company, is Mr. Ralph Lauren's brother.

     Mr. David Lauren the Vice President and Chief Creative and Marketing Director of Ralph Lauren Media, LLC, a joint venture between the Company and NBC and certain of its affiliates, is Mr. Ralph Lauren's son.

     During fiscal 2000, the Company engaged Goldman Sachs International to act as one of its underwriters in connection with its issuance of euro 275 million 6.125% notes due 2006. See "Compensation of Directors -- Compensation Committee Interlocks and Insider Participation."

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                    (ITEM 2)

     The Board of Directors of the Company has appointed the firm of Deloitte & Touche LLP to serve as independent auditors of the Company for the fiscal year ending March 31, 2001, subject to ratification of this appointment by the stockholders of the Company. Deloitte & Touche LLP has served as independent auditors of the Company since December 1997 and is considered by management of the Company to be well qualified. The Company has been advised by that firm that neither it nor any member thereof have any financial interest, direct or indirect, in the Company.

     One or more representatives of Deloitte & Touche LLP will (a) be present at the 2000 Annual Meeting of Stockholders, (b) have an opportunity to make a statement if he or she desires to do so and (c) be available to respond to appropriate questions.

     Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of the shares of Class A Common Stock, Class B Common Stock and Class C Common Stock of the Company voting in person or by proxy at the 2000 Annual Meeting of Stockholders. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Board of Directors will reconsider the appointment.

     RECOMMENDATION OF THE BOARD OF DIRECTORS:

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2001. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                     APPROVAL OF THE AMENDMENT TO OUR 1997
                         LONG-TERM STOCK INCENTIVE PLAN

                                    (ITEM 3)

     The Polo Ralph Lauren Corporation 1997 Long-Term Stock Incentive Plan was adopted by the Company in June 1997. The Stock Incentive Plan authorizes the issuance of up to 10,000,000 shares of Class A Common Stock. As of April 1, 2000, options to purchase an aggregate of approximately 7,250,000 shares at a weighted average exercise price of approximately $23.77 per share were outstanding. See "1997 Stock Incentive Plan".

     The 1997 Stock Incentive Plan is intended generally to promote the interests of the Company and its stockholders by: (i) attracting and retaining exceptional officers and other employees, directors and consultants of the Company and its subsidiaries; (ii) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and
(iii) enabling such individuals to participate in the long-term growth and financial success of the Company. Since its initial public offering in June 1997, Polo has increased its number of employees eligible to participate in the 1997 Stock Incentive Plan from approximately 4,000 to approximately 9,500. Consistent with historical and anticipated future growth, the Board of Directors believes it to be in the Company's and shareholders' best interests to increase the number of shares currently available for issuance under the 1997 Stock Incentive Plan from 10,000,000 to 20,000,000, and voted to do so on June 13, 2000, subject to shareholder approval. The full text of the amendment to the 1997 Stock Incentive Plan is set forth in the attached Exhibit A.

     Approval of the Amendment to the 1997 Stock Incentive Plan requires the affirmative vote of a majority of the votes cast by the holders of the shares of Class A Common Stock, Class B Common Stock and Class C Common Stock of the Company voting in person or by proxy at the 2000 Annual Meeting of Stockholders.

     RECOMMENDATION OF THE BOARD OF DIRECTORS:

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE 1997 POLO RALPH LAUREN CORPORATION LONG-TERM INCENTIVE PLAN. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                  PROXY PROCEDURE AND EXPENSES OF SOLICITATION

     The Company will retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

     All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

     Solicitation may be undertaken by mail, telephone and personal contact by Directors, officers and employees of the Company without additional compensation.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company on or before February 25, 2001, to be eligible for inclusion in the Company's Proxy Statement and proxy relating to that meeting.

     The Company's Amended and Restated By-laws establish an advance notice procedure for stockholders to make nominations of candidates for election as director, or to bring other business before an annual meeting of stockholders of the Company (the "Stockholder Notice Procedure").

     The Stockholder Notice Procedure provides that, subject to the rights of any holders of Preferred Stock, only persons who are nominated by, or at the direction of, the Board, or by a stockholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible for election as directors of the Company. The Stockholder Notice Procedure provides that at an annual meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, the Board or by a stockholder who has given timely written notice to the Secretary of the Company of such stockholder's intention to bring such business before such meeting. Under the Stockholder Notice Procedure, to be timely, notice of stockholder nominations or proposals to be made at an annual or special meeting must be received by the Company not less than 60 days nor more than 90 days prior to the scheduled date of the meeting (or, if less than 70 days' notice or prior public disclosure of the date of the meeting is given, the 10th day following the earlier of (i) the day such notice was mailed or (ii) the day such public disclosure was made).

     Under the Stockholder Notice Procedure, a stockholder's notice to the Company proposing to nominate a person for election as a director must contain certain information about the nominating stockholder and the proposed nominee. Under the Stockholder Notice Procedure, a stockholder's notice relating to the conduct of business other than the nomination of directors must contain certain information about such business and about the proposing stockholder. If the Chairman of the Board or other officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the Stockholder Notice Procedure, such person will not be eligible for election as a director, or such business will not be conducted at such meeting, as the case may be.

     Nothing in this section shall be interpreted or construed to require the inclusion of information about any Stockholder proposal in the Company's proxy statement.

                               OTHER INFORMATION

     As of the mailing date of this Proxy Statement, the Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the meeting or other matters incident to the conduct of the meeting. As to any other matter or proposal that may properly come before the meeting, including voting for the election of any person as a Director in place of a nominee named herein who becomes unable to serve or for good cause will not serve and voting on a proposal omitted from this Proxy Statement pursuant to the rules of the Securities and Exchange Commission, it is intended that proxies received will be voted in accordance with the discretion of the proxy holders.

     The form of proxy and the Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

                                          Ralph Lauren
                                          Chairman & Chief Executive Officer

New York, New York
June 27, 2000

                            ------------------------

     THE ANNUAL REPORT TO STOCKHOLDERS OF THE COMPANY FOR THE FISCAL YEAR ENDED APRIL 1, 2000, WHICH INCLUDES FINANCIAL STATEMENTS, HAS BEEN MAILED TO STOCKHOLDERS OF THE COMPANY. THE ANNUAL REPORT DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATION OF PROXIES.

                            ------------------------

                                                                       EXHIBIT A

                                   AMENDMENT
                                       TO
                         POLO RALPH LAUREN CORPORATION
                      1997 LONG-TERM STOCK INCENTIVE PLAN

     By duly adopted resolution of the Board of Directors, the Polo Ralph Lauren Corporation 1997 Long-Term Stock Incentive Plan, effective as of June 9, 1997 (the "Plan"), is hereby amended, subject to shareholder approval, pursuant to
Section 12(a) of such Plan, as follows:

                                       I.

     Section 4(a) of the Plan shall be amended by replacing the reference to 10,000,000 in the first sentence thereof with a reference to 20,000,000.

                                      II.

     This Amendment shall be effective as of the date of its approval by the shareholders.

                                      III.

     Except as otherwise provided herein, the Plan shall remain in full force and effect.

                          [b/w POLO RALPH LAUREN LOGO]

                          POLO RALPH LAUREN CORPORATION

                              CLASS A COMMON STOCK

                                      PROXY

                         ANNUAL MEETING OF STOCKHOLDERS

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned, revoking all previous proxies, hereby constitutes and appoints F. Lance Isham, Roger N. Farah, Victor Cohen and Nancy Platoni Poli, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class A Common Stock of Polo Ralph Lauren Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Stockholders to be held on August 17, 2000, at the St. Regis Hotel, 20th Floor Penthouse, 2 East 55th Street, New York, New York, at 9:30 a.m. (local time), and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof.

         THIS PROXY WHEN PROPERTY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEE OF DIRECTOR, "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS AND "FOR" THE PROPOSAL TO AMEND THE 1997 POLO RALPH LAUREN CORPORATION LONG-TERM STOCK INCENTIVE PLAN.

         This proxy is continued on the reverse side. Please sign on the reverse side and return promptly.


                                         POLO RALPH LAUREN CORPORATION
                                         P.O. Box 11045
                                         New York, N.Y.  10203-0045

Item 1 - Election of (1) Class A Director           FOR NOMINEE  {  }               WITHHELD AUTHORITY {  }
         Nominee for Class A Director:                                              FOR NOMINEE

         Allen Questrom

Item 2 - Ratification of appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending March 31, 2001.

         FOR     {   }     AGAINST     { }           ABSTAIN     {   }

Item 3 - Approval of proposal to amend the 1997 Polo Ralph Lauren Corporation Long-Term Stock Incentive Plan.

         FOR     {   }     AGAINST     { }           ABSTAIN     {   }


                IF YOU PLAN ON ATTENDING { }        Change of Address and/or { }
                THE 2000 ANNUAL MEETING,            Comments Mark Here
                PLEASE CHECK THE BOX

                                    Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please write in the full corporate name and sign by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

                                    DATED:                              , 2000
                                          ------------------------------

                                    ------------------------------------------
                                    SIGNATURE OF STOCKHOLDER(S)


                                    ------------------------------------------
                                    SIGNATURE OF STOCKHOLDER(S)


                                    ------------------------------------------
                                    TITLE

                                    VOTES MUST BE INDICATED
                                    (X) IN BLACK OF BLUE INK.

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)

                          POLO RALPH LAUREN CORPORATION

                              CLASS B COMMON STOCK

                                      PROXY

                         ANNUAL MEETING OF STOCKHOLDERS

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


         The undersigned, revoking all previous proxies, hereby constitutes and appoints F. Lance Isham, Roger N. Farah, Victor Cohen and Nancy Platoni Poli, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class B Common Stock of Polo Ralph Lauren Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Stockholders to be held on August 17, 2000, at the St. Regis Hotel, 20th Floor Penthouse, 2 East 55th Street, New York, New York, at 9:30 a.m. (local time), and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof.


         THIS PROXY WHEN PROPERTY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES OF DIRECTOR, "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS AND "FOR" THE PROPOSAL TO AMEND THE 1997 POLO RALPH LAUREN CORPORATION LONG-TERM STOCK INCENTIVE PLAN.

         This proxy is continued on the reverse side. Please sign on the reverse side and return promptly.


                                         POLO RALPH LAUREN CORPORATION
                                         P.O. Box 11045
                                         New York, N.Y.  10203-0045

Item 1 - Election of (6) Class B Directors          FOR NOMINEE  {  }               WITHHELD AUTHORITY {  }
         Nominees for Class B Directors:                                            FOR NOMINEE

         Ralph Lauren
         F. Lance Isham
         Roger N. Farah
         Frank A. Bennack, Jr.
         Joel L. Fleishman
         Terry S. Semel

Item 2 - Ratification of appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending March 31, 2001.

         FOR     {   }     AGAINST     { }           ABSTAIN     {   }

Item 3 - Approval of proposal to amend the 1997 Polo Ralph Lauren Corporation Long-Term Stock Incentive Plan.

         FOR     {   }     AGAINST     { }           ABSTAIN     {   }


                IF YOU PLAN ON ATTENDING { }        Change of Address and/or { }
                THE 2000 ANNUAL MEETING,            Comments Mark Here
                PLEASE CHECK THE BOX

                                    Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please write in the full corporate name and sign by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

                                    DATED:                              , 2000
                                          ------------------------------

                                    ------------------------------------------
                                    SIGNATURE OF STOCKHOLDER(S)


                                    ------------------------------------------
                                    SIGNATURE OF STOCKHOLDER(S)


                                    ------------------------------------------
                                    TITLE

                                    VOTES MUST BE INDICATED
                                    (X) IN BLACK OF BLUE INK.

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)

                          POLO RALPH LAUREN CORPORATION

                              CLASS C COMMON STOCK

                                      PROXY

                         ANNUAL MEETING OF STOCKHOLDERS

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


         The undersigned, revoking all previous proxies, hereby constitutes and appoints F. Lance Isham, Roger N. Farah, Victor Cohen and Nancy Platoni Poli, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class C Common Stock of Polo Ralph Lauren Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Stockholders to be held on August 17, 2000, at the St. Regis Hotel, 20th Floor Penthouse, 2 East 55th Street, New York, New York, at 9:30 a.m. (local time), and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof.

         THIS PROXY WHEN PROPERTY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEE OF DIRECTOR, "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS AND "FOR" THE PROPOSAL TO AMEND THE 1997 POLO RALPH LAUREN CORPORATION LONG-TERM STOCK INCENTIVE PLAN.

         This proxy is continued on the reverse side. Please sign on the reverse side and return promptly.


                                         POLO RALPH LAUREN CORPORATION
                                         P.O. Box 11045
                                         New York, N.Y.  10203-0045

Item 1 - Election of (1) Class C Director           FOR NOMINEE  {  }               WITHHELD AUTHORITY {  }
         Nominee for Class C Director:                                              FOR NOMINEE

         Richard A. Friedman

Item 2 - Ratification of appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending March 31, 2001.

         FOR     {   }     AGAINST     { }           ABSTAIN     {   }

Item 3 - Approval of proposal to amend the 1997 Polo Ralph Lauren Corporation Long-Term Stock Incentive Plan.

         FOR     {   }     AGAINST     { }           ABSTAIN     {   }


                IF YOU PLAN ON ATTENDING { }        Change of Address and/or { }
                THE 2000 ANNUAL MEETING,            Comments Mark Here
                PLEASE CHECK THE BOX

                                    Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please write in the full corporate name and sign by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

                                    DATED:                              , 2000
                                          ------------------------------

                                    ------------------------------------------
                                    SIGNATURE OF STOCKHOLDER(S)


                                    ------------------------------------------
                                    SIGNATURE OF STOCKHOLDER(S)


                                    ------------------------------------------
                                    TITLE

                                    VOTES MUST BE INDICATED
                                    (X) IN BLACK OF BLUE INK.

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)